Exhibit 5.1 Taft Stettinius & Hollister LLP 2200 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402

September 1, 2023

Centerspace
3100 10th Street SW
Post Office Box 1988
Minot, North Dakota 58702

    Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Centerspace, a North Dakota real estate investment trust (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of an indeterminate number or amount, as applicable, of (i) its common shares of beneficial interest, no par value per share (the “Common Shares”), (ii) its preferred shares of beneficial interest, no par value per share (the “Preferred Shares”), (iii) warrants to purchase Common Shares or Preferred Shares (the “Warrants”) and (iv) units consisting of any combination of Common Shares, Preferred Shares and Warrants (the “Units” and, together with the Common Shares, Preferred Shares and Warrants, the “Securities”), including any Securities issuable upon conversion, exchange, exercise or settlement of the Securities.
We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.
Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) with respect to any newly-issued Common Shares or Preferred Shares to be offered by the Company pursuant to the Registration Statement, there will be sufficient Common Shares or Preferred Shares, as applicable, authorized under the organizational documents of the Company and not otherwise reserved for issuance, (v) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set forth below, (vi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Security, nor the compliance by the Company with the terms of such Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets, (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company and (viii) any Securities issuable upon conversion, exchange, exercise or settlement of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, we are of the opinion that:
1.with respect to any Common Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the board of trustees of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of trustees, committee or officers being referred to herein as the “Board”) has completed all necessary trust proceedings to authorize and approve the terms of the issuance and sale of the Offered Common Shares in conformity with the organizational documents of the Company and (b) certificates in the form required by the organizational documents of the Company representing the Offered Common Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Common Shares will be validly issued, fully paid and non-assessable;
2.with respect to any class or series of Preferred Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Board has completed all necessary trust proceedings to establish the applicable class or series of Preferred Shares in accordance with the Company’s organizational documents, (b) the Board has completed all necessary trust proceedings to authorize and approve the terms of the Offered Preferred Shares and their issuance and sale in conformity with the terms of the applicable class or series of Preferred Shares as established by the Board and (c) certificates in the form required by the organizational documents of the Company representing the Offered Preferred Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Preferred Shares will be validly issued, fully paid and non-assessable;
3.with respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”), to be entered into between the Company and the warrant agent named therein (the “Warrant Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has completed all necessary trust proceedings to authorize and approve the terms of the Offered Warrants and their issuance and sale in conformity with the Warrant Agreement and (c) the Offered Warrants have been issued, executed and countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and
4.with respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) a unit agreement relating to the Offered Units (the “Unit Agreement”), to be entered into between the Company and the unit agent named therein (the “Unit Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has completed all necessary trust proceedings to authorize and approve the terms of the Offered Units and their issuance and sale in conformity with the Unit Agreement and (c) the Offered Units have been issued, executed and countersigned by the Unit Agent in accordance with the terms of the Unit Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

We express no opinion herein as to any provision of any Warrant or Unit that (i) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (x) the enforceability of the provisions of any Warrant or Unit to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (y) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court of the United States would render a judgment other than in United States dollars.

We are admitted to practice only in the States of New York and North Dakota and express no opinion as to matters governed by any laws other than the laws of the States of New York and North Dakota.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                Very truly yours,

                                /s/ Taft Stettinius & Hollister LLP